Exhibit 99.1

Contact:

Timothy J. Creech Senior Vice President, Finance & Administrative Services and Acting Chief Financial Officer 919-862-1000	G. Michael Freeman Associate Vice President, Investor Relations and Corporate Communications 919-862-1000

Salix Provides Update on Audit Committee Review

Audit Committee Determines to Restate Financial Statements for FY2013 and First Three Quarters of 2014

*Aggregate impact of errors on net product revenue and net income over all previously reported periods affected by the restatements is a decrease of approximately $20.7 million and $11.9 million, respectively

*Audit Committee and Company presently do not expect to identify any other material adjustments

The Company Anticipates Filing its Annual Report on Form 10-K for FY2014 on a Timely Basis on or prior to March 2, 2015

Restatement Not Expected Materially to Impact Previously Issued 2015 and 2016 Guidance

RALEIGH, NC, January 28, 2015 – Salix Pharmaceuticals, Ltd. (NASDAQ: SLXP) (“Salix” or the “Company”) today announced that the Audit Committee of Salix’s Board of Directors (the “Audit Committee”), in consultation with its outside advisors and management, has determined that the Company’s previously issued consolidated financial statements for the full year 2013 and the first three quarters of 2014 require correction of certain errors and should no longer be relied upon. These restatements were based upon the results of an accounting review, conducted by outside counsel reporting to the Audit Committee and BDO Consulting, of potential accounting and financial reporting issues associated with sales to wholesalers and other wholesaler-related transactions.

The errors, which are primarily related to the timing for recognition of certain revenue, revenue-reducing returns and discounts, and expense items, will be corrected in the Company’s restated financial statements. Salix believes the cumulative impact for correcting these matters over all previously reported periods affected by the restatement will decrease previously reported net product revenue and net income by approximately $20.7 million and $11.9 million, respectively. For the full year 2013, this would decrease previously reported net product revenue and net income by approximately $20.1 million and $11.8 million, respectively. For the nine months ended September 30, 2014, this would decrease previously reported net product revenue by $0.7 million and result in no change in net loss.

“The conclusion of the accounting portion of the ongoing Audit Committee review is an important milestone,” said Thomas W. D’Alonzo, Chairman of the Board of Salix. “While in total the restatements are minor in scale, the Audit Committee takes these matters very seriously and is in the process of promptly enhancing controls and procedures to ensure this never happens again.”

Subject to completion, the restatements are expected to have the following effects:

•	Previously reported net product revenue, net income and diluted net income per share will be decreased by approximately $20.1 million, $11.8 million and $0.18 per share, respectively, for the full year 2013, as compared to originally reported amounts.

•	Previously reported net product revenue will be increased by approximately $18.6 million, and net loss and diluted net loss per share will be decreased by approximately $8.9 million and $0.14 per share, respectively, for the three months ended March 31, 2014, as compared to originally reported amounts.

•	Previously reported net product revenue, net income and diluted net income per share will be decreased by approximately $6.5 million, $3.4 million and $0.04 per share, respectively, for the three months ended June 30, 2014, as compared to originally reported amounts.

•	Previously reported net product revenue will be decreased by approximately $12.8 million, and net loss and diluted net loss per share will be increased by approximately $5.5 million and $0.09 per share, respectively, for the three months ended September 30, 2014, as compared to originally reported amounts.

More detail related to the restatements is available in a Form 8-K that the Company is filing this afternoon with the U.S. Securities and Exchange Commission.

Salix will report on a timely basis its fourth quarter and full year 2014 financial results and will file its 2014 Annual Report on Form 10-K on or prior to March 2, 2015. The Company anticipates filing its restated financial statements prior to filing its 2014 Form 10-K. The restatements are not expected materially to impact the Company’s previously issued 2015 and 2016 guidance.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products and medical devices for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license or acquire late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission of these products, and commercialize them through Salix’s 500-member specialty sales force.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit Salix’s Website at www.salix.com or contact Salix at 919-862-1000. Follow Salix on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on Salix’s Twitter feed, Facebook page and web site is not incorporated in Salix’s filings with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

The statements contained herein that refer to Salix’s estimated or future results and other non-historical facts are forward-looking statements that reflect Salix’s current perspective of existing trends and information as of the date hereof. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about Salix’s plans, objectives, expectations and intentions. Forward-looking statements are just predictions, are not necessarily indicative of actual performance and are subject to known and unknown risks and uncertainties that could cause actual events or results to differ materially from expected events or results. Factors that could cause actual events or results to differ materially from those described herein include, among others: the inherent uncertainty of financial projections, including the realization of the specific assumptions described herein; the estimated size of the market and continued demand for Salix’s products; the impact of competitive products and pricing; the cost, timing and outcome of product development efforts and regulatory agency approvals or actions, including with respect to XIFAXAN® 550 for the treatment of IBS-D; the timing and impact of the reduction in wholesaler inventory levels of Salix’s products on Salix’s future financial and operating results; Salix’s ability to secure distribution services agreements with its wholesalers on a timely basis, if at all, and the impact of such distribution services agreements on wholesaler buying patterns; fluctuations in wholesaler inventory levels and buying patterns; the results of the Audit Committee’s internal review and any actions resulting therefrom, including the impact of the results of the internal review (including the restatement) on pending and future litigation against the Company and the possibility that further material adjustments to the Company’s financial statements are required; the possibility that future events, relating to the Audit Committee’s internal review or otherwise, will cause the Company not to file its 2014 Form 10-K on a timely basis; the timing and success of product launches, including with respect to XIFAXAN® 550 for the treatment of IBS-D; the timing and outcome of pending and future litigation, including the actions filed subsequent to Salix’s third quarter earnings announcement on November 6, 2014, or government investigations, including the ongoing Department of Justice investigation of Salix’s marketing practices; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global industry; costs and efforts to defend or enforce intellectual property rights; dependence on a small number of products for a material source of net revenue or income; difficulties or delays in manufacturing; changes in generally accepted accounting policies; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Salix’s periodic public filings with the Securities and Exchange Commission, including, but not limited to, Salix’s Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 and, from time to time, in Salix’s other investor communications. Readers are cautioned not to place undue reliance on the forward-looking statements included herein, which speak only as of the date hereof. Salix disclaims any intent or obligation to update any of these statements in light of new information or future events, except as expressly required by law.